Exhibit 10.32

Summary of Compensation Information of Aaron Akerman, Chief Financial Officer

On May 26, 2022, the Compensation Committee (the “Committee”) of the Board of the Company approved an increase to the annual base salary of Aaron Akerman, the Company’s Chief Financial Officer, from CAD$310,000 to CAD$335,000.